Exhibit 99.1

RGS Energy Reports Third Quarter 2017 Results

DENVER, CO, November 9, 2017 – RGS Energy (NASDAQ: RGSE), the nation’s original solar company since 1978, reported results for its third quarter ended September 30, 2017.

Financial Summary

(000’s omitted)	Q3 2017	Q2 2017	Q3 2016
Net loss	$(4,422)	$(4,030)	$(7,735)
Stockholders’ equity (deficit)	9,503	13,904	(5,578)
Working capital	$7,091	$12,743	$(3,210)

“Our strategy has been to expend cash, investing it in a manner expected to allow us to meet and exceed our quarterly break-even results during 2018,” stated Alan Fine, RGS Energy’s Chief Financial Officer and Treasurer. “Further, we will continue to expend cash during the fourth quarter of 2017 and, if as projected, we achieve revenue to operate profitably during the second quarter of 2018, our business will thereafter begin to operate on a positive cash flow basis. To achieve this outcome, we have been investing cash in our sales organization, marketing and a larger inventory of equipment for future installations. We project our cash balance at June 30, 2018, exclusive of cash expenditures related to our new POWERHOUSE™ segment, to be approximately $2 million.”

Growth Strategy Update

The company issued a business update on October 19, 2017 announcing progress on its top-line revenue growth strategy. Third quarter of 2017 results compared to the second quarter of 2017:

Sales and marketing

o	Gross sales increased 33%
o	Net sales increased 59%
o	Size of the company’s sales organization increased 15%
o	Average number of sales per residential direct sales person increased 18%
o	Residential acquisition cost-per-sale decreased 5%

Revenue and gross margin

o	Total revenue increased 34%
o	Residential cycle time reduced 11%
o	Residential gross margin percentage increased 276%

“We made solid progress on our key metrics this quarter,” said Seth Wiggins, RGS Energy’s senior vice president of the Solar Division. “As we have explained before, we must first grow sales and backlog before we expect to see revenue growth. Our backlog increased 45% from June 30, 2017, and we are expecting continued revenue growth.”

POWERHOUSE™ Solar Shingles System:

On September 29, 2017, the company entered into an exclusive domestic and international license agreement with The Dow Chemical Company for the POWERHOUSE™ solar shingles system, an innovative and aesthetically pleasing solar shingle system developed by Dow that has been deployed on more than 1,000 homes previously by Dow. Images of the solar shingles and additional information about POWERHOUSE™ solar shingles is available at RGSPOWERHOUSE.com.

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RGS will lead all commercial activities for the product, including supply chain management, marketing, sales, installation and warranty.

“Beyond the progress on our revenue growth plan, on September 29th we were awarded the worldwide exclusive license for POWERHOUSE™, an aesthetically innovative solar shingle system that integrates into a house rooftop,” continued Lacey. “We believe that the revenue potential for this product is huge and, as discussed during our recent investor call announcing the license, we are working toward UL certification during second quarter of 2018.”

Conference Call

Due to management traveling in China this week and Veterans Day (observed), RGS Energy will hold a conference call to discuss its third quarter 2017 financial results early next week.

Date: Monday, November 13, 2017

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-800-289-0438

International dial-in number: 1-323-794-2423

Conference ID: 4995962

Webcast: http://public.viavid.com/index.php?id=127150

The conference call will be webcast live and available for replay via the investor relations section of the company's website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 20, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4995962

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company sells, designs, installs solar systems for residential homeowners and small business companies, and is also the exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

For more information, visit RGSEnergy.com, RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the website referred to above in this press release is not incorporated by reference into this press release.

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RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “forecast,” “project,” “expect,” “plan,” “future,” “believe,” “may,” “hypothetical,” “will,” “target,” “anticipate” and similar expressions as they relate to RGS Energy are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, achieve break-even and better results for its solar division, expand its sales and installation teams and marketing, decrease its customer acquisition cost, develop and implement new products and services, and expand into new states; RGS Energy’s current capital resources being sufficient to implement its revenue growth strategy; the ability to successfully and timely commercialize POWERHOUSE™ 3.0; the ability to obtain requisite certification of POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; RGS Energy’s ability to satisfy the conditions and our obligations under the POWERHOUSE™ 3.0 license agreement; RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; the ability of RGS Energy to successfully expand its operations and employees and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; the potential impact of the announcement of RGS Energy’s expansion into the POWERHOUSE™ 3.0 business with employees, suppliers, customers and competitors; RGS Energy’s ability to successfully and timely expand its POWERHOUSE™ 3.0 business outside of the United States; foreign exchange risks associated with the POWERHOUSE™ 3.0 business; and future cancellations and backlog.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, and in our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2017, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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RGS Energy

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2017	December 31, 2016	September 30, 2016
Cash	$4,658	$2,940	$1,378
Restricted Cash	-	173	8,250
Other current assets	7,969	6,742	8,305
Total current assets	12,627	9,855	17,933
Non-current assets	5,448	4,518	4,306
Total assets	$18,075	$14,373	$22,239

Debt	$1	$787	$5,907
Accounts payable	991	2,019	6,354
Other current liabilities	4,544	3,469	8,882
Total current liabilities	5,536	6,275	21,143
Non-current liabilities	3,036	3,120	6,674
Total liabilities	8,572	9,395	27,817

Stockholders’ equity (deficit)	9,503	4,978	(5,578)
Total liabilities and stockholders’ equity	$18,075	$14,373	$22,239

Other information:
Working Capital	$7,091	$3,580	$(3,210)

RGS Energy

Consolidated Summary Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Contract Revenue:
Sale and Installation of Solar Systems	$3,685	$2,304	$9,755	$11,857
Service	320	159	888	429
Leasing	14	15	39	43
Contract Expense:
Installation of solar systems	3,466	2,077	9,210	10,769
Service	426	269	1,235	899
Customer acquisition expense	1,774	599	4,025	2.015
Contribution	(1,647)	(467)	(3,788)	(1,354)
Operating expense	2,662	2,571	8,094	8,339
Litigation expense	77	-	212	24
Operating loss	(4,386)	(3,038)	(12,094)	(9,717)
Interest Expense	-	(1,330)	-	(2,253)
Taxes	-	-	-	(27)
Derivative & Other	19	(535)	(351)	(251)
Debt accretion expense and loss on extinguishment	-	(2,831)	0	(2,831)
Income (loss) from continuing operations	(4,367)	(7,734)	(12,445)	(15,079)
Income (loss) from discontinued operations	(55)	(1)	(43)	230
Net loss	$(4,422)	$(7,735)	$(12,488)	$(14,849)

Other Information:
Loss per Share	$(0.59)	(308.10)	$(1.90)	$(663.00)
Weighted average shares outstanding	7,481	25	6,567	22

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